UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 21, 2009

TeleTech Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-11919	84-1291044
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9197 S. Peoria Street, Englewood, Colorado		80112
(Address of Principal Executive Offices)		(Zip Code)

(303) 397-8100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                                          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 21, 2009, the Board of Directors (the “Board”) of TeleTech Holdings, Inc. (the “Company”) approved certain amendments to, and the restatement of, the Company’s Bylaws (the “Bylaws”).   The Board approved the addition of Section 2.12 to the Bylaws to specify, among other things, acceptable methods for giving notice of annual or special meetings to stockholders and the time when notice by each such method is effective.  Section 2.12 also (1) provides that the advance notice provisions set forth in such sections of the Bylaws are the exclusive means for a stockholder to make a director nomination or submit other business (other than matters properly brought under Rule 14a-8 of the federal proxy rules, which contain their own procedural requirements) before an annual meeting of stockholders, (2) updates the information that must be included in the stockholder notice of nomination or other business and (3) specifies the information that must be provided by all nominees for election as a director.  The Board also approved the addition of Section 2.13 to the Bylaws to specify how stockholders may provide notice to the Company.

In addition, the Board made certain amendments to the Bylaws to clarify language regarding plurality voting in the election of directors, the process for filling any vacancies on the Board and the proper process for amending the Bylaws.  The Board also made certain technical and conforming amendments to the Bylaws.

The foregoing description of the amendment to the Company’s Bylaws is qualified in its entirety by reference to the full text of the Second Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.02 and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Exhibit

3.02	Second Amended and Restated Bylaws of TeleTech Holdings, Inc., effective as of May 21, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 28, 2009

TELETECH HOLDINGS, INC.
(Registrant)

		By:	/s/ Kenneth D. Tuchman
Kenneth D. Tuchman Chief Executive Officer

TELETECH HOLDINGS, INC.

EXHIBIT INDEX

Exhibit No.	Exhibit

3.02	Second Amended and Restated Bylaws of TeleTech Holdings, Inc., effective as of May 21, 2009